As filed with the Securities and Exchange Commission on May 28, 2008
File No. 001-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Arvin Innovation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2634003
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6401 West Fort Street Detroit, Michigan	48209
(Address of Principal Executive Offices)	(Zip Code)
(313) 551-2600
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	NASDAQ Global Market
Preferred Stock Purchase Rights	NASDAQ Global Market
Securities to be registered pursuant to Section 12(g) of the Act:
None
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10
     Our information statement is filed as Exhibit 99 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “The Distribution,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Arrangements Between ArvinMeritor and Our Company”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Financial Data,” “Unaudited Pro Forma Combined Condensed Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Properties”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” and “Arrangements Between ArvinMeritor and Our Company”

Item 7.	Certain Relationships and Related Transactions, and Directors Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Arrangements Between ArvinMeritor and Our Company”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Distribution,” “Capitalization” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Distribution,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Combined Condensed Financial Statements” and “Index to Financial Statements and Financial Statement Schedule” and the statements referenced therein

Item No.	Caption	Location in Information Statement
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Index to Financial Statements and Financial Statement Schedule” and “Exhibit Index”

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARVIN INNOVATION, INC.
	By:	/s/ Philip R. Martens
		Name:	Philip R. Martens
Dated: May 28, 2008		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2	Form of Separation and Distribution Agreement between ArvinMeritor, Inc. and Arvin Innovation, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Arvin Innovation, Inc.*

3.2	Form of Amended By-laws of Arvin Innovation, Inc.*

3.3	Form of Rights Agreement*

10.1	Form of Tax Allocation Agreement between ArvinMeritor, Inc. and Arvin Innovation, Inc.*

10.2	Form of Employee Matters Agreement between ArvinMeritor, Inc. and Arvin Innovation, Inc.*

10.3	Form of Transition Services Agreement between ArvinMeritor, Inc. and Arvin Innovation, Inc.*

21	Subsidiaries of Arvin Innovation, Inc.*

99	Preliminary Information Statement of Arvin Innovation, Inc.

*	To be filed by amendment.